UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 4, 2006

Date of Report (Date of earliest event reported)

 Commission File Number: 000-28915

Sonoran Energy, Inc.

(Exact name of registrant as specified in its charter)

 Washington, United States

(State or other jurisdiction of incorporation or organization)

13-4093341

(I.R.S. Employer ID Number)

3100 W. Ray Road, Ste 130, Chandler, AZ  85226

(Address of principal executive offices) (Zip code)

480-963-8800

     (Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Item 3.02    Unregistered Sales of Equity Securities

On December 4, 2006, the Company closed on a Credit Agreement (the "Agreement") with NGPC Asset Holdings, LP ("NGPC"), the Administrative Agent for certain institutional investors.  Pursuant to the terms of the Agreement, NGPC has agreed to give the Company access to a $12 million reserve-based debt facility backed by NGP Capital Resources Company.  The Company has immediate access to $7 million of the debt facility and can borrow an additional $4 million as production increases on the Company's oil and gas assets.  The Company has agreed to use the proceeds from the debt facility (1) to finance trade payables, (2) to repay indebtedness of the Company to Cornell Capital Partners, L.P. existing as of the date of the Agreement, (3) to finance certain acquisitions, (4) to conduct other activities on the Company's properties as described in the Agreement, (5) to enter into Hedge Agreements as may be required from time to time by NGPC, and (6) for working capital purposes in accordance with the terms of the Agreement.  The debt facility is secured by first liens on substantially all of the Company's properties.  Additionally, the Company has agreed to pay interest on amounts borrowed and grant NGPC an overriding royalty on all of the Company's production.  The Company has also agreed to issue 2,870,000 warrants to purchase the Company's common stock at a price of $0.20 per share.  The warrants are exercisable for a period of 7 years after the payoff of any funds borrowed.  The Company has agreed to re-pay any funds borrowed within 18 months of the Closing Date.  The Agreement and supporting documents are attached hereto as exhibits.

On December 4, 2006, Sonoran Energy, Inc. (the "Company") entered into a Common Stock Subscription Agreement (the "Subscription Agreement") with Cubus APS ("Cubus").  Pursuant to the terms of the Subscription Agreement, the Company has agreed to issue 30,000,000 shares of its common stock and 50,000,000 warrants to purchase shares of common stock at a price of $0.10 per share (Warrant is attached hereto as Exhibit 4.19).  In exchange for the warrants and shares described above, Cubus has agreed to tender $3,000,000 in cash to the Company.  Additionally, the Company has agreed to appoint a representative of Cubus to the Company's Board of Directors.   Other terms and conditions of the Agreement, including an anti-dilution provision, are described in the Agreement, itself, attached hereto as Exhibit 10.15.  The shares and warrants were sold under the auspices of Regulation S as sales to a non-U.S. person.  The Company also entered into a Registration Rights Agreement with Cubus pursuant to which the Company has agreed to register the shares issued pursuant to the Subscription Agreement in the event that the Company decides to register any of its securities.  The Registration Rights Agreement is attached hereto as Exhibit 4.20.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
4.19	Warrant to Purchase Shares of Common Stock of Sonoran Energy, Inc. issued to Cubus APS (incorporated by reference to exhibit filed with the Company's Form 8-K on December 7, 2006)
4.20	Registration Rights Agreement between Sonoran Energy, Inc. and Cubus APS, dated December 4, 2006 (incorporated by reference to exhibit filed with the Company's Form 8-K on December 7, 2006)
4.21	Warrant to Purchase Shares of Common Stock of Sonoran Energy, Inc. issued to NGP Capital Resources Company (incorporated by reference to exhibit filed with the Company's Form 8-K on December 7, 2006)
4.22	Investor Rights Agreement between Sonoran Energy, Inc. and NGP Capital Resources Company (incorporated by reference to exhibit filed with the Company's Form 8-K on December 7, 2006)
10.16	Common Stock Subscription Agreement between Sonoran Energy, Inc. and Cubus APS, dated December 4, 2006 (incorporated by reference to exhibit filed with the Company's Form 8-K on December 7, 2006)
10.17	Credit Agreement between Sonoran Energy, Inc. NGPC Asset Holdings, LP (incorporated by reference to exhibit filed with the Company's Form 8-K on December 7, 2006)
10.18	Secured Promissory Note between Sonoran Energy, Inc. and NGP Capital Resources Company (incorporated by reference to exhibit filed with the Company's Form 8-K on December 7, 2006)
10.19	Assignment and Conveyance of Overriding Royalty Interest from Sonoran Energy, Inc. to NGP Capital Resources Company (incorporated by reference to exhibit filed with the Company's Form 8-K on December 7, 2006)
10.20	Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing from Sonoran Energy, Inc. to John H. Homier, TTEE and Daniel S. Schockling, TTEE for the Benefit of NGPC Asset Holdings, LP (Texas Properties) (incorporated by reference to exhibit filed with the Company's Form 8-K on December 7, 2006)
10.21	Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing from Sonoran Energy, Inc. to NGPC Asset Holdings, LP (Louisiana Properties) (incorporated by reference to exhibit filed with the Company's Form 8-K on December 7, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2006

SONORAN ENERGY, INC.

/s/ Peter Rosenthal

Peter Rosenthal

President and Chief Executive Officer